NUMBER                                                                 SHARES
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COMMON STOCK                                                         CUSIP _____
                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                  EAGLE BANCORP
                INCORPORATED UNDER THE LAWS OF THE UNITED STATES


THIS CERTIFIES THAT


                                    SPECIMEN

is the owner of


              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                           PAR VALUE $.01 PER SHARE OF

EAGLE BANCORP. (the "Company"). The shares evidenced by this certificate are transferable only on the stock transfer books of the Company by the holder of record hereof in person or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented thereby are issued and shall be subject to all the provisions contained in the Company's Charter and Bylaws (copies of which are on file with the Company), and to all the provisions to which the holder, by acceptance hereof, assents. These shares are nonwithdrawable and are not of an incurable type. Such shares are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency. This certificate is not valid unless countersigned and registered by the Company's transfer agent and registrar.

         IN WITNESS WHEREOF, the company has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED

----------------------       ------------------            ---------------------
Secretary                    SEAL                          President and Chief
                                                            Executive Officer